Exhibit 99.1

Press Release

Contacts:
Jay Bullock
Chief Financial Officer
441.278.3727

Matt Coyle
VP, Investor Relations
617.235.6147

ARGO GROUP ANNOUNCES 2011 FOURTH QUARTER AND FULL YEAR RESULTS

HAMILTON, Bermuda (Feb. 14, 2012) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII) today reported net income of $1.4 million and a net loss of $82.4 million for the quarter and year ended Dec. 31, 2011, respectively, compared to net income of $12.8 million and $82.6 million for the same periods in 2010.

"2011 was a challenging year for Argo Group and the industry given the significant catastrophe activity, and relative to competitors who were also exposed to international catastrophes, we performed relatively well," said Argo Group Chief Executive Officer Mark E. Watson III.  "Further, I am more optimistic about the future in light of the positive trends we are seeing in the marketplace and this management team's actions to position our four diverse businesses for profitable growth in 2012."

HIGHLIGHTS FOR THE FOURTH QUARTER ENDED DEC. 31, 2011:
•	Revenue was $318.6 million, an increase of $2.1 million over the fourth quarter of 2010.
•	Gross written premiums were $341.8 million, an increase of $52.8 million over the fourth quarter of 2010.
•	Net income was $1.4 million or $0.05 per diluted share compared to $12.8 million or $0.44 per diluted share in the fourth quarter of 2010.
•	The net after-tax operating1 loss per diluted share was $0.34 compared to $0.51 of net after-tax operating income1 per diluted share in the fourth quarter of 2010.
•	The pre-tax operating1 loss was $10.8 million compared to $18.2 million of pre-tax operating income1 in the fourth quarter of 2010.
•	Pre-tax income was $8.3 million compared to $18.3 million in the fourth quarter of 2010.

1 – Results are before net realized investment and other gains and foreign currency exchange (gains) losses.

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Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

•
Estimated pre-tax catastrophe losses net of reinsurance and estimated reinstatement premiums were $36.1 million compared to $16.6 million in the fourth quarter of 2010.  Included in the current quarter’s total are $27.5 million of losses related to the Thailand Floods.

•
The combined ratio was 112.4% compared to 103.6% in the fourth quarter of 2010.  The impact of catastrophe activity on the combined ratio was 13.4 loss ratio points compared to 5.8 loss ratio points in the fourth quarter of 2010.

HIGHLIGHTS FOR THE YEAR ENDED DEC. 31, 2011:
•	Total revenue was $1.258 billion compared to $1.385 billion in 2010.
•	Gross written premiums were $1.545 billion compared to $1.527 billion in 2010.
•	The net loss was $82.4 million or $3.03 per diluted share compared to net income of $82.6 million or $2.76 per diluted share in 2010.
•	The net after-tax operating1 loss per diluted share was $3.39 compared to $2.00 of net after-tax operating income1 per diluted share in 2010.
•	The pre-tax operating loss1 was $108.6 million compared to pre-tax operating income1 of $74.7 million in 2010.
•	The pre-tax loss was $62.9 million compared to pre-tax income of $115.3 million in 2010.
•
Estimated pre-tax catastrophe losses net of reinsurance and estimated reinstatement premiums and aggregate reinsurance cover losses were $207.8 million and approximately $10.0 million, respectively. Catastrophe losses net of reinsurance and estimated reinstatement premiums were $73.3 million in 2010.

•
The combined ratio was 119.9% compared to 103.2% in 2010. The impact of catastrophe activity on the combined ratio, including losses related to the aggregate reinsurance covers, was 20.3 loss ratio points compared to 6.1 loss ratio points in 2010.

1 – Results are before net realized investment and other gains and foreign currency exchange (gains) losses.

OTHER QUARTER HIGHLIGHTS:
•
During the fourth quarter, the company repurchased $12.5 million or 0.4 million shares of its outstanding common stock at an average share price of $29.28.  During 2011, the company repurchased $49.3 million or 1.6 million shares of its outstanding common stock at an average share price of $30.72.

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FINANCIAL RESULTS

For the three months ended Dec. 31, 2011, Argo Group reported net income of $1.4 million or $0.05 per diluted share.  In the fourth quarter of 2011 the company produced a net operating loss after tax of $9.2 million or $0.34 per diluted share.  These results were impacted by fourth quarter 2011 pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums of $36.1 million.  By comparison, the fourth quarter of 2010 produced net income of $12.8 million or $0.44 per diluted share.  In the fourth quarter of 2010, the company produced net operating income after tax of $14.6 million or $0.51 per diluted share.  Fourth quarter 2010 results were impacted by pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums of $16.6 million. The differences between net income and net operating loss for the three months ended Dec. 31, 2011, reflect $11.5 million of pre-tax realized gains associated with the company’s investment portfolio and $7.6 million of pre-tax foreign currency exchange gains. (See the complete reconciliation in the attached tables.) Included in the results for the three months ended Dec. 31, 2011 and 2010, was favorable prior year reserve development, net of premium and losses, of $10.8 million and $9.1 million, respectively.

Gross written premiums were $341.8 million compared to $289.0 million in the fourth quarter of 2010. Total revenue in the fourth quarter of 2011 was $318.6 million compared to $316.5 million in the fourth quarter of 2010.  Earned premiums for the fourth quarter of 2011 were $278.0 million compared to $274.7 million in the fourth quarter of 2010.  Net investment income for the three months ended Dec. 31, 2011 and 2010, was $29.5 million and $33.1 million, respectively.  Net realized investment and other gains for the three months ended Dec. 31, 2011 and 2010, were $11.5 million and $8.2 million, respectively.

The Group combined ratio for the fourth quarter of 2011 was 112.4% compared to 103.6% in the fourth quarter of 2010.  Argo Group’s fourth quarter 2011 combined ratios for each business segment were as follows: Excess & Surplus Lines at 86.9%; Commercial Specialty at 100.2%; International Specialty at 136.0%; and Syndicate 1200 at 130.0%.

For the year ended Dec. 31, 2011, Argo Group reported a net loss of $82.4 million or $3.03 per diluted share.  In 2011, the company produced a net operating loss after tax of $92.3 million or $3.39 per diluted share.  Results in 2011 were impacted by pre-tax catastrophe losses (net of reinsurance and estimated reinstatement premiums) and aggregate reinsurance cover losses of $207.8 million and approximately $10.0 million, respectively.  By comparison, 2010 produced net income of $82.6 million or $2.76 per diluted share.  In 2010, the company produced net operating income after tax of $59.8 million or $2.00 per diluted share.  Results in 2010 were impacted by pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums of $73.3 million. The differences between net loss and net operating loss for 2011 reflect $49.2 million of pre-tax realized gains associated with the company’s investment portfolio and $3.5 million of foreign currency exchange losses. (See the complete reconciliation in the attached tables.) Included in the results for the year ended Dec. 31, 2011 and 2010, was favorable prior year reserve development, net of premium and losses, of $11.7 million and $35.4 million, respectively.

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Gross written premiums for 2011 were $1.545 billion compared to $1.527 billion in 2010. Total revenue for the year ended Dec. 31, 2011, was $1.258 billion compared to $1.385 billion in 2010.  Earned premiums for 2011 were $1.082 billion compared to $1.212 billion in 2010.  Net investment income for 2011 and 2010, respectively, was $125.8 million and $133.6 million.  Net realized investment and other gains were $49.2 million and $36.8 million, respectively, for the years ended Dec. 31, 2011 and 2010.

The Group combined ratio for 2011 was 119.9% compared to 103.2% in 2010.  Argo Group’s combined ratios for each business segment in 2011 were as follows: Excess & Surplus Lines at 95.7%; Commercial Specialty at 108.2%; International Specialty at 178.5%; and Syndicate 1200 at 131.4%.

At Dec. 31, 2011, the investment portfolio totaled $4.148 billion with a net pre-tax unrealized gain of approximately $231.9 million.

SEGMENT RESULTS

Excess & Surplus Lines (E&S) – In the fourth quarter of 2011, gross written premiums for E&S totaled $120.5 million, resulting in pre-tax operating income of $23.8 million.  This compares to gross written premiums of $119.0 million and pre-tax operating income of $19.2 million in the fourth quarter of 2010.  The combined ratios for the fourth quarter of 2011 and 2010 were 86.9% and 94.9%, respectively.  The underwriting results for the three months ended Dec. 31, 2011, include favorable prior year loss development of $16.0 million, compared to favorable prior year loss development of $9.7 million in the fourth quarter of 2010. Storm and catastrophe losses did not have a material impact on E&S’s combined ratio in the fourth quarter of 2011.  The combined ratio for the same period in 2010 was negatively impacted by 1.4 loss ratio points due to $1.6 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums.

In 2011, gross written premiums for E&S totaled $476.3 million, resulting in pre-tax operating income of $64.6 million.  This compares to gross written premiums of $522.6 million and pre-tax operating income of $62.7 million in 2010.  The combined ratios for 2011 and 2010 were 95.7% and 97.8%, respectively.  The underwriting results in 2011 and 2010 include favorable prior year loss development of $33.8 million and $19.0 million, respectively.  The combined ratio for E&S was negatively impacted in 2011 by 1.9 loss ratio points due to $7.8 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums. The combined ratio for the same period in 2010 was negatively impacted by 0.9 loss ratio points due to $4.5 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums.

Commercial Specialty – In the fourth quarter of 2011, gross written premiums for Commercial Specialty were $93.7 million, resulting in pre-tax operating income of $4.9 million.  This compares to gross written premiums of $89.9 million and pre-tax operating income of $11.3 million in the fourth quarter of 2010.  The combined ratios for the fourth quarters of 2011 and 2010 were 100.2% and 93.4%, respectively.  The underwriting results for the fourth quarter of 2011 include unfavorable prior year loss development of $3.7 million compared to favorable prior year loss development of $4.4 million in the fourth quarter of 2010.  The combined ratio for Commercial Specialty was negatively impacted in the fourth quarter of 2011 by 2.0 loss ratio points due to $1.5 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums. The combined ratio for the same period in 2010 was negatively impacted by 1.7 loss ratio points due to $1.3 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums.

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In 2011, gross written premiums for Commercial Specialty were $428.8 million, resulting in a pre-tax operating loss of $3.2 million.  This compares to gross written premiums of $428.1 million and pre-tax operating income of $29.0 million in 2010.  The combined ratios for 2011 and 2010 were 108.2% and 99.0%, respectively. The underwriting results in 2011 include unfavorable prior year loss development of $8.4 million compared to favorable prior year loss development of $9.8 million in 2010.  The combined ratio for Commercial Specialty was negatively impacted in 2011 by 7.1 loss ratio points due to $23.6 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums. The combined ratio for the same period in 2010 was negatively impacted by 5.0 loss ratio points due to $16.8 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums.

International Specialty (formerly Reinsurance) – In the fourth quarter of 2011, gross written premiums for International Specialty were $24.8 million, resulting in a pre-tax operating loss of $7.2 million.  This compares to gross written premiums of $20.9 million and pre-tax operating income of $9.0 million in the fourth quarter of 2010.  The combined ratios for the fourth quarters of 2011 and 2010 were 136.0% and 69.1%, respectively.  The underwriting results for the fourth quarter of 2011 include favorable prior year loss development of $1.0 million compared to favorable prior year loss development of $2.3 million in the fourth quarter of 2010. The combined ratio for International Specialty was negatively impacted in the fourth quarter of 2011 by 76.7 loss ratio points due to $18.3 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums. The combined ratio for the same period in 2010 was negatively impacted by 38.4 loss ratio points due to $10.3 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums.

In 2011, gross written premiums for International Specialty were $200.8 million, resulting in a pre-tax operating loss of $71.8 million.  This compares to gross written premiums of $188.9 million and pre-tax operating income of $32.0 million in 2010.  The combined ratios for 2011 and 2010 were 178.5% and 72.8%, respectively.  The underwriting results for 2011 include favorable prior year loss development of $4.6 million, compared to favorable prior year loss development of $16.8 million in 2010. The combined ratio for International Specialty was negatively impacted in 2011 by 124.7 loss ratio points due to $111.9 million of storm and catastrophe losses (net of reinsurance and estimated reinstatement premiums) and approximately $10.0 million in aggregate reinsurance cover losses. The combined ratio for the same period in 2010 was negatively impacted by 28.9 loss ratio points due to $27.2 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums.

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Syndicate 1200 (formerly International Specialty) – In the fourth quarter of 2011, gross written premiums for Syndicate 1200 were $102.8 million, resulting in a pre-tax operating loss of $18.3 million.  This compares to gross written premiums of $60.3 million and a pre-tax operating loss of $18.4 million in the fourth quarter of 2010.  The combined ratios for the fourth quarters of 2011 and 2010 were 130.0% and 138.7%, respectively.  The underwriting results in the fourth quarter of 2011 include favorable prior year reserve development, net of premium and losses of $1.9 million compared to unfavorable prior year reserve development, net of premium and losses, of $8.9 million in the fourth quarter of 2010. The combined ratio for Syndicate 1200 was negatively impacted in the fourth quarter of 2011 by 23.1 loss ratio points due to $16.4 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums. The combined ratio for the same period in 2010 was negatively impacted by 5.7 loss ratio points due to $3.4 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums.

In 2011, gross written premiums for Syndicate 1200 were $438.5 million, resulting in a pre-tax operating loss of $66.2 million.  This compares to gross written premiums of $389.9 million and a pre-tax operating loss of $31.2 million in 2010.  The combined ratios for 2011 and 2010 were 131.4% and 115.3%, respectively.  The underwriting results for 2011 include unfavorable prior year reserve development, net of premium and losses, of $10.4 million compared to unfavorable prior year reserve development, net of premium and losses, of $12.1 million in 2010.  The combined ratio for Syndicate 1200 was negatively impacted in 2011 by 24.5 loss ratio points due to $64.5 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums. The combined ratio for the same period in 2010 was negatively impacted by 8.4 loss ratio points due to $24.8 million of storm and catastrophe losses, net of reinsurance and estimated reinstatement premiums.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.  For the fourth quarter of 2011, the Run-off segment produced a pre-tax operating loss of $3.3 million compared to pre-tax operating income of $2.5 million for the fourth quarter of 2010.  Run-off results for the fourth quarter of 2011 include unfavorable prior year loss development of $4.4 million compared to favorable prior year loss development of $1.6 million in the fourth quarter of 2010.

In 2011, the Run-off segment produced a pre-tax operating loss of $5.3 million compared to a pre-tax operating income of $4.4 million in 2010.  Results for 2011 include unfavorable prior year loss development of $7.9 million compared to favorable prior year loss development of $1.9 million in 2010.

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CONFERENCE CALL

Argo Group management will conduct an investor conference call starting at 10 a.m. EST (11 p.m. AST) tomorrow, Feb. 15, 2012.

A live webcast of the conference call can be accessed by visiting Argo Group’s Investor Relations Website at http://www.argolimited.com/pages/investors/events-and-webcasts.
Participants inside the U.S. and Canada can access the call by phone by dialing (888) 713-4214 (pass code: 33902903).  Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4866 (pass code: 33902903).

Call participants can pre-register to expedite access and minimize hold times by visiting www.theconferencingservice.com/prereg/key.process?key=P774NV6RF.

A webcast replay will be available shortly after the conference call and can be accessed at http://www.argolimited.com/pages/investors/events-and-webcasts through March 31, 2012.  In addition, a telephone replay of the call will be available through Feb. 22, 2012, to callers dialing from inside the U.S. and Canada by dialing (888) 286-8010 (pass code: 58036593).  Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code: 58036593).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2011	2010
	(unaudited)
Assets
Total investments	$4,147.5	$4,215.4
Cash and cash equivalents	100.9	83.5
Accrued investment income	32.3	33.5
Receivables	1,452.5	1,505.7
Goodwill and intangible assets	246.8	249.1
Deferred acquisition costs	125.7	139.7
Ceded unearned premiums	179.4	164.0
Other assets	116.8	97.6
Total assets	$6,401.9	$6,488.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,291.1	$3,152.2
Unearned premiums	658.2	654.1
Ceded reinsurance payable	424.5	524.3
Debt	65.5	65.0
Junior subordinated debentures	311.5	311.5
Other liabilities	172.1	155.3
Total liabilities	4,922.9	4,862.4

Total shareholders' equity	1,479.0	1,626.1
Total liabilities and shareholders' equity	$6,401.9	$6,488.5

Book value per common share	$56.21	$58.41

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Gross Written Premiums	$341.8	$289.0	$1,544.8	$1,527.1
Net Written Premiums	249.0	198.9	1,071.8	1,095.7

Earned Premiums	278.0	274.7	1,082.0	1,211.6
Net Investment Income	29.5	33.1	125.8	133.6
Net Realized Investment and Other Gains	11.5	8.2	49.2	36.8
Fee (Expense) Income, net	(0.4)	0.5	1.4	2.5
Total Revenue	318.6	316.5	1,258.4	1,384.5

Losses and Loss Adjustment Expenses	198.7	172.6	863.1	777.5
Other Reinsurance Related Expense	2.8	-	5.9	-
Underwriting, Acquisition and Insurance Expenses	110.8	111.9	426.7	472.6
Interest Expense	5.6	5.6	22.1	22.9
Foreign Currency Exchange (Gain) Loss	(7.6)	8.1	3.5	(3.8)
Total Expenses	310.3	298.2	1,321.3	1,269.2

Income (Loss) Before Taxes	8.3	18.3	(62.9)	115.3
Income Tax Provision	6.9	5.5	19.5	32.7
Net Income (Loss)	$1.4	$12.8	$(82.4)	$82.6

Net Income (Loss) per Common Share (Basic)	$0.05	$0.45	$(3.03)	$2.80

Net Income (Loss) per Common Share (Diluted)	$0.05	$0.44	$(3.03)	$2.76

Weighted Average Common Shares:
Basic	26.6	28.3	27.2	29.6
Diluted	26.9	28.8	27.2	29.9

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$120.5	$119.0	$476.3	$522.6
Net Written Premiums	100.4	99.4	389.3	436.6
Earned Premiums	99.3	113.7	404.9	489.7
Underwriting Income	$13.0	$5.8	$17.4	$10.5
Net Investment Income	13.1	14.9	55.5	58.6
Interest Expense	(2.3)	(1.5)	(8.3)	(6.4)
Operating Income Before Taxes	$23.8	$19.2	$64.6	$62.7
Loss Ratio	52.7	59.8	61.0	63.5
Expense Ratio	34.2	35.1	34.7	34.3
GAAP Combined Ratio	86.9%	94.9%	95.7%	97.8%
Commercial Specialty
Gross Written Premiums	$93.7	$89.9	$428.8	$428.1
Net Written Premiums	66.4	59.3	317.2	314.1
Earned Premiums	83.0	78.6	316.7	332.8
Underwriting (Loss) Income	$(0.2)	$5.2	$(26.0)	$3.1
Net Investment Income	6.7	7.7	27.7	29.8
Interest Expense	(1.3)	(1.0)	(5.0)	(4.1)
Fee (Expense) Income, net	(0.3)	(0.6)	0.1	0.2
Operating Income (Loss) Before Taxes	$4.9	$11.3	$(3.2)	$29.0
Loss Ratio	69.6	59.2	74.6	66.6
Expense Ratio	30.6	34.2	33.6	32.4
GAAP Combined Ratio	100.2%	93.4%	108.2%	99.0%
International Specialty
Gross Written Premiums	$24.8	$20.9	$200.8	$188.9
Net Written Premiums	10.3	7.2	98.1	106.4
Earned Premiums	25.5	25.6	101.7	100.3
Underwriting (Loss) Income	$(9.2)	$7.9	$(79.8)	$27.2
Net Investment Income	2.9	2.0	11.4	8.4
Interest Expense	(0.9)	(0.9)	(3.4)	(3.6)
Operating (Loss) Income Before Taxes	$(7.2)	$9.0	$(71.8)	$32.0
Loss Ratio	96.5	39.4	146.8	43.1
Expense Ratio	39.5	29.7	31.7	29.7
GAAP Combined Ratio	136.0%	69.1%	178.5%	72.8%
Syndicate 1200
Gross Written Premiums	$102.8	$60.3	$438.5	$389.9
Net Written Premiums	71.9	34.1	266.8	240.9
Earned Premiums	71.1	57.9	259.3	290.1
Underwriting Loss	$(21.3)	$(22.4)	$(81.5)	$(44.6)
Net Investment Income	3.9	3.6	17.2	14.2
Interest Expense	(0.8)	(0.7)	(3.2)	(3.1)
Fee (Expense) Income, net	(0.1)	1.1	1.3	2.3
Operating Loss Before Taxes	$(18.3)	$(18.4)	$(66.2)	$(31.2)
Loss Ratio	83.7	85.7	85.8	70.0
Expense Ratio	46.3	53.0	45.6	45.3
GAAP Combined Ratio	130.0%	138.7%	131.4%	115.3%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING (LOSS) INCOME TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Income (Loss) Before Taxes:
From Operations	$(10.8)	$18.2	$(108.6)	$74.7
Foreign Currency Exchange Gain (Loss)	7.6	(8.1)	(3.5)	3.8
Net Realized Investment and Other Gains	11.5	8.2	49.2	36.8
Income (Loss) Before Taxes	8.3	18.3	(62.9)	115.3
Income Tax Provision	6.9	5.5	19.5	32.7
Net Income (Loss)	$1.4	$12.8	$(82.4)	$82.6

Net Income (Loss) per Common Share (Diluted)	$0.05	$0.44	$(3.03)	$2.76

Operating (Loss) Income per Common Share (Diluted)
At Assumed Tax Rate:
Income (Loss) (a)	0.26	0.51	(1.96)	3.08
Foreign Currency Exchange (Gain) Loss (a)	(0.24)	0.23	0.11	(0.10)
Net Realized Investment and Other Gains (a)	(0.36)	(0.23)	(1.54)	(0.98)

Operating (Loss) Income per Common Share (Diluted)	(0.34)	0.51	(3.39)	2.00

(a) Per diluted share at assumed tax rate of 15% in 2011 and 20% in 2010.  Tax rate adjusted in 2011 to reflect the distribution of results.

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